UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2014 (August 29, 2014)

TELIK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11588 Sorrento Valley Rd., Suite 20

San Diego, CA 92121

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (858) 259-9405

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K relating to Telik’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including statements relating to the combined company’s management and board of directors and any other statements about our management team’s future expectations, beliefs, goals, plans or prospects are forward-looking statements. Our actual results could differ materially from those projected in these forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in our proxy statement (File No. 000-31265), filed with the SEC on June 3, 2014 as supplemented and amended, our proxy statement (File No. 000-31265) filed with the SEC on July 25, 2014, as supplemented and amended and in our reports on Forms 10-K, 10-Q and 8-K and other filings made with the SEC. We disclaim any intention or obligation to revise or update any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

Item 1.01	Entry into a Material Definitive Agreement

On August 29, 2014, MabVax Therapeutics, Inc., a wholly owned subsidiary of Telik, or MabVax, entered into an Option Agreement, or the Option Agreement, with Juno Therapeutics, Inc., or Juno. Pursuant to the Option Agreement, MabVax granted Juno the option to obtain an exclusive, world-wide, royalty-bearing license, or the License, authorizing Juno to develop, make, have made, use, import, have imported, sell, have sold, offer for sale and otherwise exploit certain patents MabVax developed with respect to fully human antibodies with binding specificity against human GD2 or sialyl Lewis A antigens, or the Patents, and certain MabVax controlled biologic materials. Juno may exercise its option to purchase the License until the earlier of June 30, 2016 or 90 days from the date Memorial Sloan-Kettering Cancer Center, or MSKCC, completes its research with respect to the Patents in accordance with the terms of agreements by and between MSKCC and MabVax.

The Option Agreement may be terminated by either party (i) upon material breach of the other party if the breach is not cured within 30 days, or (ii) with 60 days’ prior written notice in the event the other party becomes the subject of a voluntary or involuntary petition in bankruptcy. Juno may terminate the Option Agreement at any time upon 30 days’ prior written notice. MabVax may terminate the Option Agreement if Juno, or any Juno employee or affiliate, is a party to any action or proceeding in which Juno, or any Juno employee or affiliate, opposes the Patents or otherwise seeks a determination that any of the Patents are invalid or unenforceable if Juno, or as applicable, its employee and/or affiliate, fails to discontinue its involvement in such an action within 10 days of receiving notice from MabVax.

As consideration for the grant of the exclusive option to purchase the License, Juno will pay MabVax a one-time up-front option fee and will also potentially pay MabVax license fees, milestones, and royalty-based compensation in connection with the License. The terms of the License are expected to be agreed upon at a future date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.

Dated: September 4, 2014	By:	/s/ J. David Hansen
		Name:	J. David Hansen
		Title:	President and Chief Executive Officer